Exhibit 10.1

Compensation of Joseph S. Borbely

Annual Base Salary:	$430,000 commencing on April 1, 2016, subject to increase at the discretion of the Compensation Committee.

Bonus:	Mr. Borbely is entitled to participate in the Senior Management Bonus Program.